Item 77C

SCUDDER YIELDWISE FUNDS

The Proxy Statements on Schedule 14A for Scudder YieldWise Funds (File No. 811-8047) is incorporated by reference to the Definitive Proxy Statements for such funds filed with the Securities and Exchange Commission on February 21, 2002.